UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[ ]  Soliciting Material under Rule 14a-12

CreXus Investment Corp.
(Name of Registrant as Specified In Its Charter)
________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF CREXUS STOCKHOLDERS

To be Held May 24, 2012

To the Stockholders of CreXus Investment Corp.:

We will hold the annual meeting of the stockholders of CreXus on May 24, 2012, at 11:00 a.m., New York time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, to consider and vote on the following proposals:

●	election of one director for a term of three years;

●	approval of a non-binding advisory resolution on our executive compensation;

●	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012; and

●	any other matters as may properly come before our annual meeting or any adjournment or postponement thereof.

We will transact no other business at the annual meeting, except for business properly brought before the annual meeting or any adjournment or postponement of it by our board of directors.

Only our common stockholders of record at the close of business on March 30, 2012, the record date for the annual meeting, may vote at the annual meeting and any adjournments or postponements of it.  A complete list of our common stockholders of record entitled to vote at the annual meeting will be available for inspection during the 10 business days before the annual meeting at our executive offices during ordinary business hours for proper purposes.

Your vote is very important.  If you do not provide voting instructions, your shares will not be voted or counted on several important matters. We urge you to vote soon after you receive these proxy materials, which explain how to vote via mail, phone or Internet.

ANNUAL MEETING ADMISSION: If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card or voter instruction card will serve as your admission ticket.

Our board of directors recommends that you vote:

“FOR” the election of the nominee as director;

“FOR” approval of the non-binding advisory resolution on executive compensation; and

“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2012

This proxy statement, our annual report to stockholders and our annual report on Form 10-K for the year ended December 31, 2011 are available on our website at www.crexusinvestment.com under the investor relations section of the website.

Additional copies of this proxy statement, our annual report to stockholders or our annual report on Form 10-K for the year ended December 31, 2011 will be furnished without charge upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this proxy statement.  In order to facilitate timely delivery, such request should be made by May 10, 2012.

By Order of the Board of Directors,

Daniel Wickey
Secretary

April 8, 2012
New York, New York

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING	1
PROPOSAL 1 ELECTION OF DIRECTORS	6
Directors	6
Class I Directors	6
Class II Directors	7
Class III Director	8
CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES	8
Corporate Governance	8
Board Oversight of Risk	9
Independence of Our Directors	9
Board Leadership Structure	10
Board Committees and Charters	10
MANAGEMENT	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CREXUS	16
EXECUTIVE COMPENSATION	18
Compensation Discussion and Analysis	18
Compensation Committee Report	21
Compensation in 2011	21
Grants of Plan Based Awards in 2011	21
Outstanding Equity Awards at Fiscal Year-End	21
Options Exercised and Stock Vested	21
Pension Benefits	21
Nonqualified Deferred Compensation	21
Potential Payments Upon Termination Of Employment	21
Potential Post-Employment Payments and Payments on a Change in Control	22
Compensation Policies and Practices as They Relate to Risk Management	22
COMPENSATION OF DIRECTORS	22
Director Compensation	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	25
EQUITY COMPENSATION PLAN INFORMATION	26
REPORT OF THE AUDIT COMMITTEE	26
PROPOSAL 2 APPROVAL OF A NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION	29
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
Change in Accountants	30
Relationship with Independent Registered Public Accounting Firm	31
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	32
ACCESS TO FORM 10-K	32
STOCKHOLDER PROPOSALS	33
OTHER MATTERS	33
WHERE YOU CAN FIND MORE INFORMATION	33

i

CREXUS INVESTMENT CORP.
1211 AVENUE OF THE AMERICAS, SUITE 2902
NEW YORK, NEW YORK 10036
______________________

2012 ANNUAL MEETING OF STOCKHOLDERS
______________________

PROXY STATEMENT

CreXus Investment Corp. (“we”, “CreXus”, “our” or “us”) is furnishing this proxy statement in connection with our solicitation of proxies to be voted at our 2012 annual meeting of stockholders. We will hold the annual meeting at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, on Thursday, May 24, 2012 at 11:00 a.m. New York time, and any postponements or adjournments thereof. We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about April 12, 2012.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What am I voting on?

A:	(1)	Election of one director, Ronald Kazel, for a term of three years;

(2)	Approval of a non-binding advisory resolution on our executive compensation; and

(3)	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

Q:           How does the board of directors recommend that I vote on these proposals?

A:	Our board of directors recommends that you vote:

(1)	“FOR” the election of the nominee as directors;

(2)	“FOR” approval of the non-binding advisory resolution on executive compensation; and

(3)	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

Q:	Will our External Manager be present at the Meeting?

A:	Fixed Income Discount Advisory Company, which we refer to as our Manager or FIDAC, will be represented at the meeting.

Q:	Who is entitled to vote at the meeting?

A:	Only common stockholders of record as of the close of business on March 30, 2012, the record date, are entitled to vote at the meeting.

Q:	What quorum is required for the meeting?

A:
A quorum will be present at the annual meeting if a majority of the votes entitled to be cast are present, in person or by proxy.  Since there were 76,620,112 outstanding shares of common stock, each entitled to one vote per share, as of the record date, we will need at least 38,310,057 votes present in person or by proxy at the annual meeting for a quorum to exist.  If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies.

Q:	What are the voting requirements that apply to the proposals discussed in this proxy statement?

A:		Proposal	Vote Required	Discretionary Voting Allowed?
	(1)	Election of directors	Plurality	No
	(2)	Advisory vote on our executive compensation	Majority	No
	(3)	Ratification of the appointment of Ernst & Young LLP	Majority	Yes

“Majority” means, with regard to the advisory resolution on our executive compensation and the ratification of the appointment of Ernst & Young LLP, a majority of the votes cast at the annual meeting.

“Plurality” means that the nominee for director who receives the greatest number of “for” votes from our shares entitled to vote will be elected.

“Discretionary voting” occurs when a bank, broker, or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which the rules of the New York Stock Exchange permit such bank, broker, or other holder of record to vote. When banks, brokers, and other holders of record are not permitted under the New York Stock Exchange rules to vote the beneficial owner’s shares on a proposal, and there is at least one other proposal on which discretionary voting is allowed, the affected shares are referred to as broker “non-votes.”

Q:	What is the effect of abstentions and broker “non-votes”?

A:
Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. Broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum at the annual meeting.

Abstentions and broker non-votes, if any, will have no effect on the election of the directors (Proposal No. 1), the advisory resolution on our executive compensation (Proposal No. 2), and the ratification of the appointment of Ernst & Young LLP (Proposal No. 3).

Q:	How will my shares be voted if I do not specify how they should be voted?

A:	Properly executed proxies that do not contain voting instructions will be voted as follows:

(1)	Proposal 1: FOR the election of the nominee director;

(2)	Proposal 2: FOR the approval of a non-binding advisory resolution on our executive compensation; and

(3)	Proposal 3: FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

The individuals named as proxies by a stockholder may vote for one or more adjournments of the annual meeting, including adjournments to permit further solicitations of proxies.

We do not expect that any matter other than the proposals described above will be brought before the annual meeting.  If, however, other matters are properly presented at the annual meeting, the individuals named as proxies will vote in accordance with the recommendation of our board of directors.

Q:	What do I do if I want to change my vote?

A:
You may revoke a proxy at any time before it is voted by filing with us a duly executed revocation of proxy, by submitting a duly executed proxy to us with a later date or by appearing at the annual meeting and voting in person.  You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy.  Attendance at the annual meeting without voting will not itself revoke a proxy.

Q:	How will voting on any other business be conducted?

A:
Other than the three proposals described in this proxy statement, we know of no other business to be considered at the annual meeting.  If any other matters are properly presented at the meeting, your signed proxy card authorizes Kevin Riordan, our Chief Executive Officer and President, and Daniel Wickey, our Secretary, to vote on those matters according to their best judgment.

Q:	Who will count the vote?

A:	Representatives of Broadridge Financial Solutions, Inc., the independent Inspector of Elections, will count the votes.

Q:	Who can attend the annual meeting?

A:
All stockholders of record as of March 30, 2012 can attend the annual meeting, although seating is limited.  If your shares are held through a broker and you would like to attend, please either (1) write us at Investor Relations, CreXus Investment Corp., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email us at investor@crexusinvestment.com, or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport.  If you plan to attend, please check the box on your proxy card and return it as directed on the proxy card.  In addition, if you are a record holder of common stock, your name is subject to verification against the list of our record holders on the record date prior to being admitted to the annual meeting.  If you are not a record holder but hold shares in street name, that is, with a broker, dealer, bank or other financial institution that serves as your nominee, you should be prepared to provide proof of beneficial ownership on the record date, or similar evidence of ownership.  If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Security measures will be in place at the meeting to help ensure the safety of attendees.  Metal detectors similar to those used in airports may be located at the entrance to the auditorium and briefcases, handbags and packages may be inspected.  No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting.  Anyone who refuses to comply with these requirements will not be admitted.

Q:	How will we solicit proxies for the annual meeting?

A:
We are soliciting proxies by mailing this proxy statement and proxy card to our stockholders.  We will pay the expenses incurred in connection with the printing and mailing of this proxy statement.  In addition to solicitation by mail, the directors, officers and our employees, who will not be specially compensated, may solicit proxies from our stockholders by telephone, facsimile, telegram or other electronic means or in person.  Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.  We will bear the total cost of soliciting proxies.

Stockholders have the option to vote over the internet or by telephone.  Please be aware that if you vote over the internet, you may incur costs such as telephone and access charges for which you will be responsible.

Q:	What is “Householding” and does CreXus do this?

A:
Householding is a procedure approved by the Securities and Exchange Commission under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of a company’s proxy statement and annual report from a company, bank, broker or other intermediary, unless one or more of these stockholders notifies the company, bank, broker or other intermediary that they wish to continue to receive individual copies.  We engage in this practice, which is known as “householding,” as it reduces our printing and postage costs.  However, if a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement, he or she may request it orally or in writing by contacting us at CreXus Investment Corp., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, Attention: Investor Relations, by emailing us at investor@crexusinvestment.com, or by calling us at 1-877-291-3453, and we will promptly deliver to the stockholder the requested annual report or proxy statement.  If a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us in the same manner.  If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.  If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

Q:	Could the Annual Meeting be postponed or adjourned?

A:
If a quorum is not present or represented, our bylaws permit a majority of stockholders entitled to vote at the annual meeting, present in person or represented by proxy, to postpone or adjourn the meeting, without notice other than an announcement.

Q:	Who can help answer my questions?

A:	If you have any questions or need assistance voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

CreXus Investment Corp.
1211 Avenue of the Americas, Suite 2902
New York, NY 10036
Phone: 1-877-291-3453
Facsimile: (212) 696-9809
Email: investor@crexusinvestment.com

Our principal executive offices are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

PROPOSAL 1
ELECTION OF DIRECTORS

At the annual meeting, the stockholders will vote to elect one class III director, whose term will expire at our annual meeting of stockholders in 2015, subject to the election and qualification of his successor or to his earlier death, resignation or removal.

The persons named in the enclosed proxy will vote to elect Ronald Kazel as class III director, unless you withhold the authority of these persons to vote for the election of the nominee by marking the proxy to that effect.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RONALD KAZEL AS DIRECTOR TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2015 AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED.  THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE YOUR PROXY IN FAVOR OF THIS NOMINEE UNLESS YOU SPECIFY A CONTRARY CHOICE IN YOUR PROXY.

Directors

We have three classes of directors.  Our class I directors serve until our annual meeting of stockholders in 2013, our class II directors serve until our annual meeting of stockholders in 2014; and our class III director to be elected at this year’s meeting will serve until our annual meeting of stockholders in 2015.  Set forth below are the names and certain information on each of our directors.

Class I Directors

Patrick Corcoran, age 65, is one of our Class I Directors and our Nonexecutive Chairman of the Board of Directors and has been a member of our board of directors since September 2009. Since July 2006, Dr. Corcoran has been director of Central Michigan University’s real estate development and finance program. From November 1997 to April 2005, Dr. Corcoran served as the head of commercial mortgage-backed securities (CMBS) research at J.P. Morgan Securities Inc. Prior to that, Dr. Corcoran held senior positions at Nomura Securities International Inc., the Prudential Insurance Co. of America and the Federal Reserve Bank of New York. Dr. Corcoran also has been a frequent lecturer on real estate at many universities throughout the U.S., as well as a speaker and panelist at many conferences for national and international organizations.  None of the corporations or organization that have employed Dr. Corcoran during the past five years is a parent, subsidiary or other affiliate of us.  Dr. Corcoran has a Master’s degree in economics, a Master’s degree in mathematical statistics, and a Doctoral degree in economics, each from the University of Michigan.

The Board believes that Dr. Corcoran’s qualifications include, among other things, his significant experience in the financial services industry and knowledge of the commercial real estate and finance industries.

Nancy Jo Kuenstner, age 58, is one of our Class I Directors and has been a member of our board of directors since September 2009. Ms. Kuenstner has more than 30 years of experience in banking and finance including a decade each at JP Morgan and Citibank and, including as President, Chief Executive Officer, and a director of The Law Debenture Trust Company of New York from March 2001 through December 2008.  Since May 2011, Ms. Kuenstner has served as member of the board of directors of EOS Preferred Corporation.  Ms. Kuenstner serves as a trustee of Lafayette College and Secretary of its Board of Directors and ex-officio member of its investment committee.  None of the corporations or organization that have employed Ms. Kuenstner during the past five years is a parent, subsidiary or other affiliate of us. Ms. Kuenstner has an M.B.A. from the University of North Carolina and a Bachelor of Arts in Spanish from Lafayette College.

The Board believes that Ms. Kuenstner’s qualifications include, among other things, her prior experience as a senior executive and director of another company and knowledge of the banking and finance industries.

Class II Directors

Robert B. Eastep, CPA, age 48, is one of our Class II Directors and has been a member of our board of directors since September 2009.  Since March 2011, Mr. Eastep has served as Senior Vice President and Chief Financial Officer for Central Virginia Bankshares, Inc., a NASDAQ listed community bank headquartered in Powhatan, Virginia.  From May 2010 to March 2011, Mr. Eastep served as Vice President and Chief Accounting Officer for Central Virginia Bankshares, Inc.  From June 2008 until June 2010, Mr. Eastep was an instructor in U.S. Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards (IFRS) for the accounting and financial training firm GAAP Seminars. Since January 2007, Mr. Eastep has also been Chief Executive Office of Eagle Sports Management, LLC, a private business consulting firm. From 1999 to December 2006, Mr. Eastep served as Executive Vice President and Chief Financial Officer of Saxon Capital, Inc., a NYSE listed real estate investment trust that was a residential mortgage lender and servicer prior to its sale to Morgan Stanley. From 1998 to 1999, Mr. Eastep served as Director of Internal Audit for Cadmus Communications Corporation and from 1996 to 1998 he was Vice President - Finance Manger of General Accounting for Wachovia (formerly Central Fidelity Bankshares). From 1986 to 1996, Mr. Eastep was a Senior Manager (Financial Services Audit Practice) for KPMG Peat Marwick LLP where he directed numerous SEC audit engagements and served as a member of KPMG’s Regulatory Advisory Practice for financial institutions.  None of the corporations or organization that have employed Mr. Eastep during the past five years is a parent, subsidiary or other affiliate of us.  Mr. Eastep has a Bachelor of Science in business administration, concentration in accounting, from West Virginia University and a Certificate of Professional Achievement in financial management from the Kellogg Graduate School of Management of Northwestern University.

The Board believes that Mr. Eastep’s qualifications include, among other things, his experience as a chief financial officer and his financial and accounting expertise.

Kevin Riordan, age 56, is our President and Chief Executive Officer, and one of our Class II Directors and has been our President and Chief Executive Officer and a member of our board of directors since June 2009. He is also a Managing Director for FIDAC and Annaly Capital Management, Inc., or Annaly. Mr. Riordan joined FIDAC and Annaly in May 2008 as a Director and became a Managing Director for FIDAC and Annaly in June 2009. In his over 25 years of experience, Mr. Riordan held various positions in the financing, investing and securitization of commercial real estate. From February 2007 to April 2008, Mr. Riordan was a portfolio manager with Dominion Capital Management LLC. Prior to joining Dominion Capital Management LLC, Mr. Riordan spent over 20 years with TIAA-CREF. At TIAA-CREF, he was a group managing director, responsible for the oversight of their multi-billion commercial real estate securities portfolio which included CMBS and collateralized debt obligation (CDO) securities, REIT debt, REIT common and preferred stock, and the origination of small balance commercial mortgage loans.  Mr. Riordan has been during the past five years and is currently employed at an affiliate of us.  Mr. Riordan is a CPA and received a Bachelors Degree in accounting from Rutgers-Newark College of Arts and Sciences and an M.B.A. in finance from Seton Hall University.

The Board believes that Mr. Riordan’s qualifications include, among other things, his significant industry knowledge and experience and his current position as our Chief Executive Officer and President provides him with knowledge of our long term strategy and operations.

Class III Director

Ronald Kazel, age 44, is our Class III Director and has been a member of our board of directors since June 2009. He is also a Managing Director for FIDAC and Annaly, and Head of the Asset Management Group. Mr. Kazel joined these companies in December 2001 as an Executive Vice President and became a Managing Director for FIDAC and Annaly in January 2006.  Before joining Annaly and FIDAC, Mr. Kazel was a Senior Vice President in Friedman Billings Ramsey’s financial services investment banking group. From 1991 to 1996, Mr. Kazel served as a Vice President at Sandler O’Neill & Partners.   Mr. Kazel has been during the past five years and is currently employed at an affiliate of us.  Mr. Kazel has a Bachelor of Science in finance and management from New York University.

The Board believes that Mr. Kazel’s qualifications include, among other things, his experience at Annaly and our Manager and knowledge of the fixed income and mortgage-backed securities markets.

CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE,
BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices.  We have adopted a number of written policies, including corporate governance guidelines, code of business conduct and ethics, and charters for our audit committee, compensation committee and nominating and corporate governance committee.

Board Oversight of Risk

 The board of directors is responsible for overseeing our risk management practices and committees of the board of directors assist it in fulfilling this responsibility.

As required by its charter, the audit committee routinely discusses with management our significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including guidelines and policies with respect to our assessment of risk and risk management. At least annually, the audit committee reviews with management our risk management program which identifies and quantifies a broad spectrum of enterprise-wide risks, and related action plans.  In 2011, our full board of directors participated in this review and discussion and expects to continue this practice as part of its role in the oversight of our risk management practices.  In addition, our Manager’s employees report to the audit committee on various matters related to our risk exposures on a regular basis or more frequently if appropriate.  At their discretion, members of the board of directors may also directly contact management to review and discuss any risk-related or other concerns that may arise between regular meetings.

Our board of directors reviewed with the compensation committee its compensation policies and practices applicable to our Manager that could affect our assessment of risk and risk management.  Following such review, our board of directors determined that our compensation policies and practices, pursuant to which we pay no cash compensation to our Manager’s employees since they are compensated by our Manager, do not create risks that are reasonably likely to have a material adverse effect on us.  Our board of directors also considered that while we may grant our Manager’s employees equity awards, such grants align their interests with our interests and do not create risks that are reasonably likely to have a material adverse effect on us.  As part of this risk assessment and management activities going forward, our board of directors also determined that it would undertake an annual review of our compensation policies and practices as they relate to risk.

Independence of Our Directors

New York Stock Exchange rules require that at least a majority of our directors be independent of us and management.  The rules also require that our board of directors affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent.  We have adopted independence standards consistent with New York Stock Exchange rules.  Our board of directors has reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management.

As a result of this review, our board of directors, based upon the fact that none of our non-employee directors have any material relationships with us other than as directors and holders of our common stock, affirmatively determined that three of our directors are independent directors under New York Stock Exchange rules.  Our independent directors are Nancy Jo Kuenstner, Patrick Corcoran and Robert Eastep.  Ronald Kazel and Kevin Riordan are not considered independent because they are employees of our Manager.

Board Leadership Structure

 We have separated the roles of principal executive officer and chairman of the board.  Our principal executive officer is Kevin Riordan, who is our Chief Executive Officer, President and a Director.  Our chairman of the board of directors is Patrick Corcoran, who is an independent director.  The board of directors believes this allocation of responsibilities between these two positions provides for dynamic board leadership while maintaining strong independence and is therefore an effective and appropriate leadership structure.

Board Committees and Charters

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business.   This code is applicable to all our employees, officers and directors, as well as to our Manager’s officers, directors and employees when such individuals are acting for or on our behalf.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of our board committees, provide the framework for the governance of our company.

Other Charters

Our compensation committee, audit committee and nominating and corporate governance committee have also adopted written charters which govern their conduct.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics, Corporate Governance Principles, Compensation Committee Charter, Audit Committee Charter and Nominating and Corporate Governance Committee Charter are available on our website (www.crexusinvestment.com).  We will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, CreXus Investment Corp., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

Compensation Committee

Our board of directors has established a compensation committee, which is composed of each of our independent directors, Dr. Corcoran, Mr. Eastep, and Ms. Kuenstner.  Dr. Corcoran chairs the compensation committee, whose principal functions are to:

●	evaluate the performance of our officers;

●	evaluate the performance of our Manager;

●	review the compensation and fees payable to our Manager under our management agreement;

●	recommend to the board of directors the compensation for our independent directors; and

●	administer the issuance of any securities under our equity incentive plan to our executives or the employees of our Manager.

For additional information on the compensation committee, please see “Compensation Committee Report” below.

Audit Committee

Our board of directors has established an audit committee, which is composed of each of our independent directors, Dr. Corcoran, Mr. Eastep, and Ms. Kuenstner.  Mr. Eastep chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC.  Each of the members of the audit committee is “financially literate” under the rules of the NYSE.  The committee assists the board in overseeing:

●	our accounting and financial reporting processes;

●	the integrity and audits of our consolidated financial statements;

●	our compliance with legal and regulatory requirements;

●	the qualifications and independence of our independent registered public accounting firm; and

●	the performance of our independent registered public accounting firm.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Our board of directors has determined that all of the directors serving on the audit committee are independent members of the audit committee under the current NYSE independence requirements and SEC rules.  The activities of the audit committee are described in greater detail below under the caption “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

Our board of directors has established a nominating and corporate governance committee, which is composed of each of our independent directors, Dr. Corcoran, Mr. Eastep, and Ms. Kuenstner.  Ms. Kuenstner chairs the committee, which is responsible for seeking, considering and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders.  It also periodically prepares and submits to the board for adoption the nominating and corporate governance committee’s selection criteria for director nominees.  It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board.  In addition, the nominating and corporate governance committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

Our board of directors has determined that all of the directors serving on the nominating and corporate governance committee are independent members of the nominating and corporate governance committee under the current NYSE independence requirements and SEC rules.

Our nominating and corporate governance committee currently considers the following factors in making its recommendations to the board of directors:  background, skills, expertise, accessibility and availability to serve effectively on the board of directors.  Our nominating and corporate governance committee also conducts inquiries into the background and qualifications of potential candidates.  Although the nominating and corporate governance committee does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the board of directors. Additionally, the committee believes that it is critical to have a board of directors with diverse backgrounds in various areas as this contributes to our success and is in the best interests of our stockholders.  The nominating and corporate governance committee will consider nominees recommended by our stockholders.  These recommendations should be submitted in writing to our Secretary.

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. Our nominating and corporate governance committee regularly assesses the appropriate size of the board of directors, and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, our nominating and corporate governance committee considers various potential candidates for director.  Candidates may come to the attention of our nominating and corporate governance committee through current members of our board of directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of our nominating and corporate governance committee, and may be considered at any point during the year. As described above, our nominating and corporate governance committee considers properly submitted stockholder nominations for candidates for the board of directors.  Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by our nominating and corporate governance committee at a regularly scheduled or special meeting.  If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our nominating and corporate governance committee. Our nominating and corporate governance committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.  In evaluating such nominations, our nominating and corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the board of directors.

Communications with the Board of Directors

Interested persons may communicate their comments, complaints or concerns by sending written communications to the board of directors, committees of the board of directors and individual directors by mailing those communications to:

CreXus Investment Corp.
[Addressee*]
1211 Avenue of the Americas
Suite 2902
New York, NY 10036
Phone: 1-877-291-3453
Facsimile: (212) 696-9809
Email: investor@crexusinvestment.com
Attention: Investor Relations

*       Audit Committee of the Board of Directors
*       Compensation Committee of the Board of Directors
*       Nominating and Corporate Governance Committee of the Board of Directors
*       Non-Management Directors
*       Name of individual director

These communications are sent by us directly to the specified addressee.

We require each member of the board of directors to attend our annual meeting of stockholders except for absences due to causes beyond the reasonable control of the director.  We had five directors at the time of our 2011 annual meeting of stockholders and all five attended the meeting.

Board and Committee Meetings

Our board of directors held thirteen meetings in 2011.  During 2011, the compensation committee held one meeting, the audit committee held six meetings, and the nominating and corporate governance committee held two meetings.  Each director attended at least 75% of the aggregate number of meetings held by our board of directors and 75% of the aggregate number of meetings of each committee on which the director served.

Meetings of Non-Management Directors

Our corporate governance guidelines require that the board have at least two regularly scheduled meetings each year for our non-management directors.  These meetings, which are designed to promote unfettered discussions among our non-management directors, are presided over by Patrick Corcoran or Nancy Jo Kuenstner.  During 2011, our non-management directors held two meetings.

MANAGEMENT

The following sets forth certain information with respect to our named executive officers:

Name	Age	Position Held with Us
Kevin Riordan	56	Chief Executive Officer, President and Director
Jeffrey Conti	53	Head of Commercial Underwriting
Robert Karner	50	Global Head of Debt Investments
Robert Restrick	47	Chief Operating Officer
Daniel Wickey	45	Chief Financial Officer and Secretary

Biographical information on Mr. Riordan is provided above. Certain biographical information for Messrs. Conti, Karner, Restrick and Wickey is set forth below.

 Jeffrey Conti is our Head of Underwriting and an Executive Vice President for FIDAC. Mr. Conti joined FIDAC in June 2009 and has served as Executive Vice President and our Head of Underwriting since that time. Before joining FIDAC, Mr. Conti spent two years with Prudential Real Estate Investors, where he was a Vice President responsible for real estate equity originations, transaction structuring and asset management. Prior to joining Prudential Real Estate Investors, Mr. Conti was a Managing Director in the Fixed Income and Real Estate Group of TIAA-CREF where he was a Regional Head of Commercial Mortgage Originations. Over his 20-year career at TIAA-CREF, Mr. Conti also served in various capacities in real estate acquisitions, portfolio management, loan surveillance and restructuring, and the loan closing process. Mr. Conti received a Bachelors Degree in accounting from Rider College and a Diploma in real estate from New York University.

Robert Karner is our Global Head of Debt Investments and an Executive Vice President for FIDAC. Before joining FIDAC in August 2009, Mr. Karner most recently served as an Executive Director and Co-head of Morgan Stanley’s domestic CMBS Syndication desk from 2006-2008 with responsibilities for the marketing and distribution of the CMBS and commercial real estate CDO production to a wide variety of investors. Prior to commencing his employment on Morgan Stanley’s CMBS desk in 1998, Mr. Karner held a variety of positions as a CMBS portfolio manager at Allstate Insurance Company, project manager with GE Capital and commercial mortgage originator with the Principal Financial Group. Mr. Karner has a Bachelor of Business Administration in Finance and an MS in Real Estate from the University of Wisconsin.  Mr. Karner serves on the advisory board of the Graaskamp Center for Real Estate at the University of Wisconsin. He currently chairs the portfolio lenders forum of CREFC.

Robert Restrick is our Chief Operating Officer and an Executive Vice President for FIDAC. Mr. Restrick joined FIDAC in April 2010.  From 2008 to 2010, Mr. Restrick served as Head of Structured Products Group and Portfolio Management for CWCapital Investments LLC with responsibilities for managing the investment management platform and overseeing commercial real estate loans and investments. From 2004 to 2010, Mr. Restrick served as a Senior Managing Director of CWCapital Investments LLC and from 2004 to 2008 was Co-Head of the Capital Markets Conduit of CWCapital Investments LLC. Prior to commencing his employment with CWCapital Investments LLC, Mr. Restrick was a Senior Vice President of GMAC Commercial Capital from 1998 to 2004. Mr. Restrick has also held a variety of positions related to CMBS investments and research at Pentalpha Capital, LLC, Smith Barney and Morgan Stanley. Mr. Restrick has a Bachelor of Arts in Political Science and Economics from Bucknell University and an MBA in Finance from the Rutgers University, Graduate School of Management.

Daniel Wickey has served as our Chief Financial Officer and Secretary since June 2009. He has also served as Executive Vice President of Accounting for FIDAC and Annaly since July 2009. He is also Treasurer for Merganser Capital Management Inc. and has served in this role since October 2008. He joined FIDAC and Annaly in June 2004 as Vice President. Mr. Wickey heads the accounting team for FIDAC and assists in accounting for Annaly. Prior to joining the companies he was at Pershing LLC as an Accounting Supervisor in the Corporate Accounting group from 1996 to 2004. Mr. Wickey has a Bachelors Degree in business studies from Richard Stockton State College.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT OF CREXUS

The following table sets forth certain information as of March 26, 2012 relating to the beneficial ownership of our common stock by (i) each of our named executive officers and directors, (ii) all of our executive officers and directors as a group and (iii) all persons that we know beneficially own more than 5% of our outstanding common stock.   Knowledge of the beneficial ownership of our common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, as amended.  Except as otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder.

Unless otherwise indicated, all shares are owned directly.  Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Kevin Riordan(1)	16,697	*
Jeffrey Conti(2)	6,513	*
Robert Karner(3)	65,000	*
Robert Restrick(4)	0	*
Daniel Wickey(5)	750	*
Patrick Corcoran(6)	8,000	*
Robert Eastep(7)	7,788	*
Ronald Kazel(8)	22,950	*
Nancy Jo Kuenstner(9)	11,000	*
All Directors, Director Nominee and Officers As a Group	138,698	*
Annaly Capital Management, Inc.(10)	9,527,778	12.4%
Wells Fargo & Company(11)	5,455,694	7.1%
______________________________________________________________
*  Less than 1 percent.
(1)	Mr. Riordan is our Chief Executive Officer, President and one of our directors.
(2)	Mr. Conti is our Head of Commercial Underwriting.
(3)	Mr. Karner is our Global Head of Debt Investments.
(4)	Mr. Restrick is our Chief Operating Officer.
(5)	Mr. Wickey is our Chief Financial Officer and Secretary.
(6)	Dr. Corcoran is one of our directors.
(7)	Mr. Eastep is one of our directors.
(8)	Mr. Kazel is one of our directors. Includes 10,450 shares of common stock held indirectly in Mr. Kazel’s 401(k) account.
(9)	Ms. Kuenstner is one of our directors.
(10)
Annaly Capital Management, Inc., or Annaly, owns our Manager.  The address for this stockholder is 1211 Avenue of the Americas, New York, NY  10036. Based solely on information contained in a Schedule 13D/A filed by Annaly on April 18, 2011.

(11)
The address for this stockholder is 420 Montgomery Street, San Francisco, CA 94104.  The shares shown as beneficially owned by Wells Fargo & Company reflect shares owned on its own behalf and on behalf of the following subsidiaries: Wells Capital Management Incorporated; Wells Fargo Funds Management, LLC; Wells Fargo Advisors, LLC; Wells Fargo Advisors Financial Network, LLC; and Wells Fargo Bank, N.A.  Aggregate beneficial ownership reported by Wells Fargo & Company is on a consolidated basis and includes any beneficial ownership of a subsidiary.  Wells Fargo Funds Management, LLC reported beneficially owning 4,347,045 shares of common stock with the sole power to vote or to direct the vote of 4,347,045 shares of common stock and the sole power to dispose or to direct the disposition of 12,845 shares of common stock.  Wells Capital Management Incorporated reported beneficially owning 5,174,434 shares of common stock with the sole power to vote or to direct the vote of 811,399 shares of common stock and the sole power to dispose or to direct the disposition of 5,174,434 shares of common stock.  Wells Fargo & Company reported beneficially owning 5,455,694 shares of common stock with the sole power to vote or to direct the vote of 5,426,859 shares of common stock and the sole power to dispose or to direct the disposition of 5,414,894 shares of common stock.  Based solely on information contained in a Schedule 13G filed by Wells Fargo & Company on January 26, 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this proxy statement and our executive officers generally.

Overview of Compensation Program and Philosophy

           We have no employees. We are externally managed by our Manager pursuant to a management agreement between our Manager and us. All of our named executive officers are employees of our Manager. We have not paid, and do not intend to pay, any cash compensation to our named executive officers.  We do not provide our named executive officers with pension benefits, perquisites or other personal benefits to them.  We have no arrangements to make payments to our named executive officers upon their termination from service as our officers. While we do not pay our named executive officers any cash compensation, our Compensation Committee may grant our named executive officers equity awards intended the align their interests with our interests.

Cash and Other Compensation

        Our named executive officers and other personnel who conduct our regular business are employees of our manager. Accordingly, we do not pay or accrue any salaries or bonuses to our officers.

Equity-Based Compensation

Our Compensation Committee may, from time to time, grant equity awards in the form of restricted stock, stock options or other types of awards to our named executive officers pursuant to our equity incentive plan. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for our company. These awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager.  Each independent director was granted 3,000 shares of our common stock on September 30, 2009.  Other than the 9,000 shares of common stock issued to our independent directors under our equity incentive plan, no awards have been made under our equity incentive plan.

We believe our compensation policies are particularly appropriate since we are an externally managed real estate investment trust, or REIT.  REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends.  As a result, we believe that our stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value.  Accordingly, we want to provide an incentive to our directors and management that rewards success in achieving these goals.  Since we do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our Manager’s employees with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth.  Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in book value growth as these individuals will be incentivized to grow book value for stockholders over time.  We believe that this alignment of interests provides an incentive to our Manager’s employees to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

Our equity incentive plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code, and stock options that do not qualify as incentive stock options.  The exercise price of each stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant.  The compensation committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.  Options become vested and exercisable in installments and the exercisability of options may be accelerated by the compensation committee.

Our equity incentive plan also permits the granting of shares of our common stock in the form of restricted common stock.  A restricted common stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant.  The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine.

We may also grant unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee, under our equity incentive plan.  The compensation committee may also grant shares of our common stock, stock appreciation rights, dividend equivalent rights, and other stock and non-stock-based awards under the equity incentive plan.  These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain goals or continued employment with us through a specific period.  Each award under the plan may not be exercisable more than 10 years after the date of grant.

Our equity incentive plan provides that the compensation committee has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding options and awards will be earned, all or any outstanding awards may be cancelled in exchange for a payment of cash or all or any outstanding awards may be substituted for awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the equity incentive plan if there is a change in control of us.

The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to executives under our equity incentive plan.  The compensation committee does not explicitly set future award levels/opportunities on the basis of what the executives earned from prior awards. While the compensation committee will take past awards into account, it will not solely base future awards in view of those past awards.  Generally, in determining the specific amounts to be granted to an individual, the compensation committee will take into account factors such as the individual’s position, his or her contribution to our company, market practices as well as the recommendations of our Manager.  Neither we nor any committee of the board of directors retained any compensation consultants during 2011.

We have not and do not intend to either backdate stock options or grant stock options retroactively.  Presently, we do not have designated dates on which we grant stock option awards.  We do not intend to time stock options grants with our release of material nonpublic information for the purpose of affecting the value of executive compensation.

Tax Considerations

Section 162(m) of the Internal Revenue Code, or the Code, generally disallows a tax deduction to public corporations for compensation, other than performance-based compensation, over $1 million paid to the chief executive officer and next four highest compensated executive officers to the extent that compensation of a particular executive exceeds $1 million in any one year.  There are certain exceptions for qualified performance-based compensation in accordance with the Code and corresponding regulations. We expect our equity plan awards paid to our executive officers will qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m), but do not expect any non-performance based equity awards such as time vested restricted stock or stock units to qualify for such treatment. However, given the fact that we are presently externally managed by our external manager and the only compensation that currently may be paid to our executive officers are long-term incentive awards pursuant to our equity incentive plan, it is unlikely that Section 162(m) will have any material effect on us.

Consideration of “Say on Pay” and “Say on Frequency” Voting Results

The compensation committee considered the results of the advisory stockholder “say on pay vote” at our 2011 annual meeting of stockholders in making compensation decisions for 2011.  Because our stockholders approved our compensation program as described in our 2011 proxy statement, the compensation committee believes that stockholders support our compensation policies.  Therefore, the compensation committee continued to apply the same principles in determining the amounts and types of executive compensation for 2011.

The board of directors has considered the appropriate frequency of future non-binding advisory votes regarding compensation awarded to its named executive officers.  Among other factors, the board of directors considered the voting results at our 2011 annual meeting of stockholders with respect to the non-binding advisory vote regarding the frequency of non-binding advisory votes regarding compensation awarded to its named executive officers.  The board of directors has determined that future non-binding advisory votes regarding compensation awarded to its named executive officers will be submitted to our stockholders on an annual basis.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Patrick Corcoran	Nancy Jo Kuenstner	Robert Eastep

Compensation in 2011

We did not pay any compensation of any sort to our named executive officers during the year ended December 31, 2011.  We do not provide any of our executive officers with any cash compensation, pension benefits, or do we provide any executive officers with nonqualified deferred compensation plans.

Grants of Plan Based Awards in 2011

We did not grant any shares of restricted stock, options or other incentive compensation to our named executive officers during the year ended December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2011, there were no outstanding awards of equity made to our named executive officers.

Options Exercised and Stock Vested

As of December 31, 2011, we had not issued any outstanding options to purchase shares of common stock to our named executive officers.  No options to purchase shares of our common stock or restricted shares of common stock for any of our named executive officers vested in 2011.

Pension Benefits

We do not provide any of our named executive officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our named executive officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination Of Employment

We do not have any employment agreements with any of our named executive officers and are not obligated to make any payments to them upon termination of employment.

Potential Post-Employment Payments and Payments on a Change in Control

We do not have any employment agreements with any of our named executive officers and are not obligated to make any post-employment payments to them or any payments upon a change of control.

Compensation Policies and Practices as They Relate to Risk Management

We did not pay any compensation of any sort to our named executive officers and did not have any employees during the year ended December 31, 2011 and, therefore, our compensation policies and practices are not reasonably likely to have a material adverse effect on us.  We pay our Manager a management fee that is a percentage of our stockholders’ equity.  This management fee is not tied to our performance and, as a result, we believe this management fee is not reasonably likely to have a material adverse effect on us.  We have designed our compensation policies and practices and the incentives established by the policies and practices, as such policies and practices relate to or affect risk taking by our Manager on our behalf, in a manner that we believe will not cause our Manager to seek to make higher risk investments as the compensation payable to our Manager avoids placing undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher management fees.  We have designed our compensation policy in an effort to provide the proper incentives to our Manager’s employees to maximize our performance in order to serve the best interests of our stockholders.  Our board of directors monitors our compensation policies and practices to determine whether its risk management objectives are being met with respect to incentivizing our Manager’s employees.

COMPENSATION OF DIRECTORS

We compensate only those directors who are independent under the NYSE listing standards.  Any member of our board of directors who is also an employee of our Manager is not considered independent under the NYSE listing standards and does not receive additional compensation for serving on our board of directors.

For 2011, each independent director received an annual fee for their services of $45,000.  The chair of our audit committee received an additional annual fee of $10,000 for his service in such capacity.  Each independent director received a fee of $500 for attendance at every in-person meeting of the board of directors or committee of the board of directors and a fee of $250 for attendance at every telephonic meeting of the board of directors or committee of the board of directors.  Fees to our independent directors are paid in cash or shares of our common stock at the election of each director.  We also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Our independent directors are eligible to receive restricted common stock, option and other stock-based awards under our equity incentive plan.

During 2012, our Compensation Committee, together with Frederic W. Cook & Co., Inc, a nationally-recognized compensation consulting firm (“F. W. Cook”), reviewed the components of the compensation arrangements offered to our independent directors.  As part of this process, our Compensation Committee considered, among other things, the duties and responsibilities associated with their positions and emerging trends and best practices in director compensation.    Our Compensation Committee determined that beginning in 2012, we will increase the annual fee that each independent director receives for their services from $45,000 to $50,000, which fee shall be payable in cash, and we shall eliminate the fee that each independent director receives for attendance, in-person or telephonically, of each meeting of the board of directors or committee of the board of directors.  The chair of our audit committee will continue to receive an additional annual fee of $10,000 for his service in such capacity.  The chair of our board of directors will receive an additional annual fee of $5,000 for his service in such capacity.    The chairs of each of our compensation committee and our nominating and corporate governance committee will each receive an additional annual fee of $5,000 for his or her service in such capacity.  We also will continue to reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

In addition, each independent director will receive an annual grant of $35,000 in deferred stock units, or DSUs, on the date of each annual stockholders meeting at which he or she is serving as one of our directors.  Each DSU will be equivalent in value to one common share.  DSUs will be granted on the date of the annual stockholders meeting and vest immediately.  DSUs will be converted to common shares one year after the date of grant unless the director elects to defer the settlement of the DSUs to a later date pursuant to an election compliant with Section 409A of the Internal Revenue Code.  DSUs will not have voting rights.  DSUs pay dividend equivalents in either cash or additional DSUs at the election of the director.

Stock Ownership Guidelines

We have also adopted a stock ownership guideline for our independent directors that specifies that each independent director should strive to own common stock which is three times their annual cash retainer.  Shares counting toward the guideline include shares that are owned outright, DSUs, and any other shares held in deferral accounts.  To facilitate achievement of the guideline, we have adopted and implemented a “retention ratio” that requires that until the specified ownership level is achieved, independent directors are required to retain and hold 50% of the net profit shares from DSUs.  Net profit shares are shares remaining after payment of income taxes upon settlement of the DSUs.  The independent directors are not required to make out-of-pocket purchases of stock to achieve the guideline; rather, the existing director equity compensation program would enable them to achieve the required ownership levels over time.

The Compensation Committee will, on an ongoing basis, continue to examine and assess our director compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices and total stockholder returns, and will make modifications to the compensation programs, as deemed appropriate.

Director Compensation

The table below summarizes the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation	Total
Patrick Corcoran	$52,250	-	-	-	-	-	$52,250

Robert Eastep	$62,500	-	-	-	-	-	$62,500

Nancy Jo Kuenstner	$57,000	-	-	-	-	-	$57,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Management Agreement

We entered into a management agreement with FIDAC, our Manager, in connection with our initial public offering.  The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors.  The management agreement has an initial term that ended December 31, 2013, with automatic, one-year renewals at the end of each calendar year following the initial term, subject to approval by our independent directors.

We pay our Manager a management fee quarterly in arrears in an amount equal to a percentage of our stockholders’ equity.  The percentage was 0.50% per annum until September 22, 2010, and was 1.00% per annum for the period from September 23, 2010 through March 22, 2011, and is 1.50% per annum after March 22, 2011, calculated quarterly.  For purposes of calculating the management fee, our stockholders’ equity means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock, and less any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income).  This amount will be adjusted to exclude one-time events pursuant to changes in accounting principles generally accepted in the United States, or GAAP, and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors.

For the year ended December 31, 2011 our Manager earned a management fee of $11.0 million.  Currently, our Manager has waived its right to require us to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Other Relationships

Daniel Wickey, our Chief Financial Officer and Secretary and the Executive Vice President, Accounting of Annaly and our Manager, is the brother-in-law of Rose-Marie Lyght, a Managing Director and Chief Investment Officer for our Manager and a member of our Manager’s Investment Committee.

Approval of Related Person Transactions

Our code of business conduct and ethics requires all of our personnel to be scrupulous in avoiding a conflict of interest with regard to our interests.  The code prohibits us from entering into a business relationship with an immediate family member or with a company that the employee or immediate family member has a substantial financial interest unless such relationship is disclosed to and approved in advance by our board of directors.

Each of our directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us.  We review these questionnaires and, if we determine it necessary, discuss any reported transactions with the entire board of directors.  We do not, however, have a formal written policy for approval or ratification of such transactions, and all such transactions are evaluated on a case-by-case basis.  If we believe a transaction is significant to us and raises particular conflict of interest issues, we will discuss it with our legal counsel, and if necessary, we will form an independent board committee which has the right to engage its own legal and financial counsel to evaluate and approve the transaction.

Clearing and Underwriting Fees

RCap Securities Inc., or RCap, is a SEC registered broker-dealer and a wholly-owned subsidiary of Annaly. We use RCap to clear trades for us and RCap is paid customary market-based fees and charges arising from such services.  RCap was an underwriter in our underwritten public offering that settled in April 2011.  RCap received approximately $215,000 in fees arising from such services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee is comprised solely of the following independent directors:  Dr. Corcoran, Mr. Eastep, and Ms. Kuenstner.  None of them is serving or has served as an officer or employee of us or any affiliate or has any other business relationship or affiliation with us, except his or her service as a director, and there are no other compensation committee interlocks that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

EQUITY COMPENSATION PLAN INFORMATION

We have adopted an equity incentive plan to provide incentives to our independent directors, employees of our Manager and its affiliates, and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel.

The following table provides information as of December 31, 2010, concerning shares of our common stock authorized for issuance under our equity incentive plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under Incentive Plan (excluding previously issued)(1)

Incentive Plan approved
by stockholders	-	-	1,656,503
Incentive Plan not
approved by
stockholders	-	-	-
Total	-	-	1,656,503
_______________

(1)           We have issued 9,000 shares of common stock to our independent directors under our equity incentive plan.

REPORT OF THE AUDIT COMMITTEE

Since the consummation of our initial public offering, we have had an audit committee composed entirely of non-employee directors.  The members of the audit committee meet the independence and experience requirements of the New York Stock Exchange.  The board of directors has determined that Mr. Eastep is the audit committee financial expert and is an independent director within the meaning of the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.  The Committee met six times in 2011.  The audit committee has adopted a written charter outlining the practices it follows.  A full text of our audit committee charter is available for viewing on our website at www.crexusinvestment.com.  Any changes in the charter or key practices will be reflected on our website.

Our audit committee meets with the Chief Financial Officer and our independent registered public accounting firm on a quarterly basis.  The audit committee’s agenda is established by the audit committee’s chairman.  During the year 2011, the audit committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and the independent registered public accounting firm, overall audit scope and plans, the results of external audit examination, evaluations by the independent registered public accounting firm of our internal controls and the quality of our financial reporting.

The audit committee has reviewed and discussed the audited consolidated financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.  In addressing the quality of management’s accounting judgments, members of the audit committee asked for and received management’s representations that our audited financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, and have expressed to both management and registered public accounting firm their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent registered public accounting firm, the audit committee asks them to address, and discusses their responses to several questions that the audit committee believes are particularly relevant to its oversight. These questions include:

●
Are there any significant accounting judgments made by management in preparing the consolidated financial statements that would have been made differently had the registered public accounting firm themselves prepared and been responsible for the consolidated financial statements?

●
Based on the registered public accounting firm’s experience, and their knowledge of us, do our consolidated financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

●	Based on the registered public accounting firm’s experience, and their knowledge of us, have we implemented internal controls that are appropriate?

The audit committee believes that, by thus focusing its discussions with the independent registered public accounting firm, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The audit committee also discussed with the independent registered public accounting firm other matters required to be discussed by the registered public accounting firm with the audit committee under the standards of the Public Company Accounting Oversight Board.  The audit committee received and discussed with the registered public accounting firm their annual written report on their independence from us and our management, which is made pursuant to the applicable requirements of the Public Company Accounting Oversight Board, and considered with the registered public accounting firm whether the provision of non-audit services is compatible with the registered public accounting firm’s independence.

In performing all of these functions, the audit committee acts only in an oversight capacity and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year end.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the audit committee has recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by the current members of the audit committee:

Patrick Corcoran	Nancy Jo Kuenstner	Robert Eastep

PROPOSAL 2
APPROVAL OF A NON-BINDING ADVISORY VOTE
APPROVING EXECUTIVE COMPENSATION

General

Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. We are providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act.  The stockholder vote will not be binding on us or the board of directors, and it will not be construed as overruling any decision by us or the board of directors or creating or implying any change to, or additional, fiduciary duties for us or the board of directors.

As discussed in the Compensation Discussion and Analysis beginning on page 17 of this proxy statement, our board of directors believes that our compensation program is directly linked to our principal business objective of generating income for our stockholders.  For example:

●
While we do not pay our named executive officers any cash compensation, our Compensation Committee may grant our named executive officers equity awards intended the align their interests with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends.

●	These equity awards will generally be subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for our company.

●	These awards will provide further flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager.

For these reasons, the board of directors recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, or Ernst & Young, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012, beginning with the first quarter of the fiscal year, and stockholders are asked to ratify the selection at the Annual Meeting.

We expect that representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  If the appointment of Ernst & Young is not ratified, our audit committee will reconsider the appointment.  Deloitte & Touche LLP, or Deloitte, was our independent registered public accounting firm from our formation in June 2007 through the year 2011.  During this time, Deloitte and its affiliated entities, or D&T, performed accounting and auditing services for us.  We expect that representatives of D&T will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2012.

Change in Accountants

On March 14, 2012, our audit committee approved the dismissal of Deloitte as our independent registered public accounting firm, effective immediately.

Deloitte’s report on our consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

Except for the reportable event discussed below, during the two fiscal years ended December 31, 2011 and 2010 and through March 14, 2012, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference thereto in its reports on our consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

As previously disclosed, management identified a material weakness in our internal controls over the accounting for transactions involving our loan portfolio as of December 31, 2011.  We did not have effectively designed controls to ensure that interest income was recognized in accordance with GAAP.  Specifically, these controls put in place by management did not include reviews by individuals with the appropriate level of expertise of adjustments to the accretion of discounts in connection with refinancing, prepayments, or changes in expected cash flows of loans.  As a result of the material weakness, there were misstatements in the preliminary consolidated draft financial statements that were corrected prior to issuance of our consolidated financial statements.  Additionally there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements would not be prevented or detected on a timely basis.  See “Item 4. Controls and Procedures” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  Our audit committee discussed the subject matter of this error with Deloitte.  We have authorized Deloitte to respond to any inquiries by Ernst & Young concerning the subject matter of this error.

On March 14, 2012, we provided Deloitte with a copy of the Form 8-K relating to the change in independent registered public accounting firm and requested that Deloitte provide us with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with the above disclosures.  A copy of Deloitte’s letter, dated March 19, 2012, was attached as Exhibit 16.1 to our Form 8-K filed on March 19, 2012 relating to the change in independent registered public accounting firm.

On March 14, 2012, our audit committee approved the appointment of Ernst & Young as our new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ended December 31, 2012 (including with respect to our quarterly period ended March 31, 2012).  During the two fiscal years ended December 31, 2011 and 2010 and through March 14, 2012, neither we, nor anyone on our behalf, consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and no written report or oral advice was provided to us by Ernst & Young that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements and management’s assessment of the effectiveness of the internal control over financial reporting in 2011, Deloitte and its affiliated entities, or D&T, provided audit-related services for us during 2011.  The aggregate fees billed for 2011 and 2010 for each of the following categories of services are set forth below:

Audit Fees: The aggregate fees billed by D&T for audits and reviews of our 2011 financial statements were $445,200.  The aggregate fees billed by D&T for audits and reviews of our 2010 financial statements were $322,130.

Audit-Related Fees:  The aggregate fees billed by D&T for audit-related services during 2011 were $257,076.  The audit-related services in 2011 principally included due diligence and accounting consultation relating to our asset acquisitions and follow-on public offering.  The aggregate fees billed by D&T for audit-related services during 2010 were $48,561.  The audit-related services in 2010 principally included due diligence and accounting consultation relating to our potential investments.

Tax Fees:  The aggregate fees billed by D&T for tax services for 2011 were $38,750.  The aggregate fees billed by D&T for tax services for 2010 were $27,300.

All Other Fees:  D&T did not perform any other kinds of services for us during 2011 or 2010, and we did not pay D&T any additional fees.

The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by our independent registered public accounting firm.  Specifically, the audit committee pre-approved the use of D&T for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we request D&T to undertake to provide assurances on matters not required by laws or regulations.  In addition, the audit committee specifically pre-approved the use of Ernst & Young for the tax services.   In each case, the audit committee also set a specific annual limit on the amount of such services which we would obtain from the independent registered public accounting firm, and required management to report the specific engagements to the audit committee on a quarterly basis, and also obtain specific pre-approval from the audit committee for any engagement over five percent of the total amount of revenues estimated to be paid by us to such independent registered public accounting firm during the then current fiscal year.  Our audit committee approved the hiring of each independent registered public accounting firm to provide all of the services detailed above prior to such independent registered public accounting firm’s engagement.  None of the services related to the Audit-Related Fees described above was approved by the audit committee pursuant to a waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during the fiscal year ended December 31, 2011, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis.

ACCESS TO FORM 10-K

On written request, we will provide without charge to each record or beneficial holder of our common stock as of March 30, 2012 a copy of our annual report on   Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission.  You should address your request to Investor Relations, CreXus Investment Corp., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email your request to us at investor@crexusinvestment.com.

We make available on our website, www.crexusinvestment.com, under “Financial Information/SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2013 Annual Meeting of Stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 13, 2012.

Pursuant to our current Bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders, that is not intended to be included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.  Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2013 Annual Meeting of Stockholders must notify us in writing of such proposal by December 13, 2012, but in no event earlier than November 13, 2012.

Any such nomination or proposal should be sent to Secretary, CreXus Investment Corp., 1211 Avenue of the Americas, Suite 2902, New York, NY 10036 and, to the extent applicable, must include the information required by our Bylaws.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any matter that will be presented for consideration at the annual meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C.  20549.

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Ronald D. Kazel

02 0000000000

The Board of Directors recommends you vote FOR proposals 2. and 3.

	For	Against	Abstain
2. A proposal to approve a non-binding advisory resolution on our executive compensation.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2012 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

CreXus Investment Corp.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0000133875_1 R1.0.0.11699

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, and Proxy Statement is/are available at www.proxyvote.com .

CREXUS INVESTMENT CORP.
Annual Meeting of Stockholders
May 24, 2012
This proxy is solicited by the Board of Directors

Revoking all prior proxies, the undersigned hereby appoints Kevin Riordan and Daniel Wickey, and each of them proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of CreXus Investment Corp. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the New York Marriott Marquis, 1535 Broadway, New York, New York, 10036, commencing at 11:00 a.m., New York time, on Thursday, May 24, 2012, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

Continued and to be signed on reverse side

0000133875_2 R1.0.0.11699